                                                                   EXHIBIT 99(a)

                                 REVOCABLE PROXY

                          CITIZENS SOUTHERN BANK, INC.


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         SPECIAL MEETING OF SHAREHOLDERS
                                 OCTOBER __, 2000

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS SOUTHERN BANK, INC. The undersigned hereby appoints Charles D. Dunbar and Elizabeth O. Lord as the lawful attorneys and proxies of the undersigned, each with full power and substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of Citizens Southern Bank, Inc. held of record by the undersigned on August 18, 2000 at the Special Meeting of Shareholders to be held on October __, 2000 and any adjournments thereof.

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of June 27, 2000 (the "Merger Agreement"), between Citizens and First Community Bank, N.A., a National Association ("FCB"), and a related plan of merger (the "Plan") pursuant to which Citizens will merge with and into FCB (the "Merger"). In the Merger, each share of common stock of Citizens outstanding when the Merger becomes effective (other than shares of Citizens' shareholders who have properly exercised their dissenters' rights as described below) will be converted into the right to receive 1.74 shares of common stock of First Community Bancshares, Inc. (Bancshares), plus cash in lieu of any fractional share of Bancshares' common stock. A copy of the Agreement and plan of Reorganization set forth therein is attached to the accompanying proxy statement/prospectus as Appendix A.
               [_]  FOR       [_]  AGAINST       [_]  ABSTAIN


     2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING ---------- [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN THE NOTICE OF SPECIAL MEETING AND IN THE DISCRETION OF THE PROXYHOLDER ON OTHER MATTERS.


Please be sure to sign and date this Proxy in the box below.

Date __________________________

______________________________________
     Stockholder sign above

______________________________________
   Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                          CITIZENS SOUTHERN BANK, INC.
                               111 Citizens Drive
                          Beckley, West Virginia 25801


Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. This Proxy votes all shares held in all capacities.


                  PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN
                             THE ENCLOSED ENVELOPE.